Exhibit 10.27

EXECUTION VERSION

LOAN AND UNIT ISSUANCE AGREEMENT

THIS LOAN AND UNIT ISSUANCE AGREEMENT (this “Agreement”) is entered into effective as of July 18, 2014 (the “Effective Date”), by and between GREAT BASIN SCIENTIFIC, INC., a Delaware corporation (the “Company”), and SPRING FORTH INVESTMENTS, LLC, a Utah limited liability company (“Lender”). Lender or the Company may be referenced in this Agreement individually as a “Party” or collectively as the “Parties.”

BACKGROUND

A. The Company has requested that Lender make a loan to the Company in the original principal amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”).

B. As an inducement to Lender to make the Loan, the Company has agreed to enter into and deliver to Lender a promissory note in the original principal amount of Five Hundred Thousand Dollars ($500,000), substantially in the form attached hereto as Exhibit A (the “Note”).

C. As further inducement to Lender to make the Loan to the Company, the Company has agreed to issue to Lender Four Million (4,000,000) Series D Units, as defined below.

D. Lender has agreed to make the Loan to the Company, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and Lender agree as follows:

1. Loan; Promissory Note. Upon the Company’s execution and delivery to Lender of this Agreement and the Note, both in form and substance acceptable to Lender, Lender agrees to advance to the Company Four Hundred Seventy Five Thousand Dollars ($475,000), constituting full payment of the Loan, less Lender’s retention of Twenty Five Thousand Dollars ($25,000), representing advance payment of interest payable under the Note for the final three months of the term of the Note.

2. Issuance of Series D Units. As partial consideration for Lender’s advance of the Loan, upon the execution and delivery of this Agreement, the Company shall issue and deliver to Lender Four Million (4,000,000) Series D Units (the “Series D Units”), each Series D Unit consisting of one share of Series D Preferred Stock, one Class A Warrant to purchase one share of Common Stock, and one Class B Warrant to purchase one share of Common Stock and conforming to the provisions of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”).

3. The Company’s Representations and Warranties. As an inducement to Lender to make the Loan, to accept the Series D Units and to undertake the other duties and obligations arising under this Agreement, the Company represents and warrants as follows to Lender that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit B (the “Schedule of Exceptions”), as of the date hereof:

3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on its business or properties.

3.2. Capitalization and Voting Rights. As of the date of this Agreement, the authorized capital of the Company consists of:

(i) Preferred Stock. Seven hundred sixteen million, five hundred fifty-seven thousand eight hundred fifty-eight (716,557,858) shares of Preferred Stock, par value $0.001 (the “Preferred Stock”), one hundred nineteen million, nine hundred eighty-seven thousand, eight hundred ninety-eight (119,987,898) of which have been designated Series A Preferred Stock, fifty-nine million, four hundred sixty-five thousand, three hundred fifty (59,465,350) of which have been designated Series B Preferred Stock, one hundred sixty-five million, eight hundred seventy-seven thousand, four hundred thirty-five (165,877,435) of which have been designated Series C Preferred Stock, eighty-four million, twenty seven thousand, one hundred seventy-five (84,027,175) of which have been designated Series C-1 Preferred Stock and two hundred eighty-seven million two hundred thousand (287,200,000) of which have been designated Series D Preferred Stock. The rights, privileges and preferences of the Series D Preferred Stock are as stated in the Restated Certificate.

(ii) Common Stock. One billion seven hundred fifty million (1,750,000,000) shares of Common Stock, par value $0.001 (the “Common Stock”), 23,118,715 shares of which are issued and outstanding. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(iii) Options and Warrants. Except as set forth in Schedule 3.2 of the Schedule of Exceptions and except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series C-l Preferred Stock, (ii) the rights provided in Section 2.3 of an Investors’ Rights Agreement dated April 21, 2014, by and among the Company and the investors listed on Schedule A thereto, and (iii) current outstanding options and warrants to purchase 526,026,907 shares of Common Stock, current outstanding warrants to purchase 2,231,727 of Series A Preferred Stock and 2,183,498 of Series D Preferred Stock and convertible promissory notes with conversion rights to convert into up to 16,260,163 of Series C Preferred Stock or other equity securities of the Company in which investors invest in an aggregate amount of at least $5,000,000, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as described herein or in a Voting Agreement dated April 21, 2014, by and among the Company and the investors listed on Schedule A thereto, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

3.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

3.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Note, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series D Units being sold hereunder and the Common Stock issuable upon conversion of the Series D Units has been taken prior to the date hereof, and this Agreement and the Note constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as limited by laws relating to the enforceability of voting agreements and arrangements.

3.5. Valid Issuance of Series D Units. The Series D Units that are being issued to Lender hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer found in the Investors’ Rights Agreement or imposed by applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series D Units has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions found in the Investors’ Rights Agreement or imposed by applicable state and federal securities laws.

3.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except filings as may be required pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended.

3.7. Offering. Subject in part to the truth and accuracy of Lender’s representations set forth in Section 4 of this Agreement, the issuance of the Series D Units as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.8. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Note, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.9. Proprietary Information. Each current employee of the Company has executed a Proprietary Information and Inventions Agreement (and has not excluded any works or inventions from the assignment of inventions contained therein). Each current consultant of the Company has executed a consulting agreement providing for the assignment of inventions (and has not excluded any works or inventions from the assignment of inventions contained therein). The Company is not aware that any of its employees, officers or consultants is in violation thereof. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees (or persons it intends to hire) made prior to or outside the scope of their employment by the Company.

3.10. Patents and Trademarks. To its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Except as set forth in Section 3.10 of the Schedule of Exceptions, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity (other than the license of the Company’s trademarks and products in the ordinary course of business). To the Company’s knowledge, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted.

3.11. Compliance with Laws and Other Instruments. To its knowledge, the Company is not in violation of any provision of any federal or state statute, rule or regulation applicable to the Company. The Company is not in violation or default of any provision of the Restated Certificate or its Bylaws, or in any material respect of any lease, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The execution, delivery and performance of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such federal or state statute, rule or regulation, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

3.12. Agreements; Action.

(i) Except for this Agreement, the Note or as set forth in Section 3.12 of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(ii) Except as set forth in Section 3.12 of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000 or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company’s software and products in the ordinary course of business); (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services; or (iv) indemnification by the Company with respect to infringements of third party intellectual property rights (other than in connection with the license of the Company’s technology and products in the ordinary course of business).

(iii) Except as set forth in Section 3.12 of the Schedule of Exceptions, since January 1, 2011, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except for convertible promissory notes, incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its technology and products in the ordinary course of business.

(iv) For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.13. Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract or other business relationship with the Company or is an employee or consultant of the Company.

3.14. Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would not reasonably be expected to materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

3.15. Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its tax returns, federal, state or other, have been or are being audited as of the date hereof; or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.16. Financial Statements. The Company has provided to Lender its audited balance sheet as at December 31, 2013 and audited statement of income and cash flows for the twelve months ending December 31, 2012 (collectively, the “Financial Statements”). The Financial Statements have been prepared in good faith in accordance with the books and records of the Company and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal recurring year-end audit adjustments.

3.17. Changes Since Period End. Except as set forth on Section 3.17 of the Schedule of Exceptions, since December 31, 2013, there has not been to the Company’s knowledge:

(i) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

(ii) Any resignation or termination of any officer, key employee or group of employees of the Company;

(iii) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(v) Any waiver by the Company of a valuable right or of a material debt owed to it;

(vi) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company;

(vii) Any labor organization activity related to the Company;

(viii) Any sale, assignment, or exclusive license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

(ix) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(x) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company; or

(xi) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (j) above.

3.18. Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with the material terms of such leases and, to its knowledge, holds a valid leasehold interest free and clear of any liens, claims or encumbrances other than to the lessors or such property of assets. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

4. Lender’s Representations and Warranties. As an inducement to the Company to issue the Series D Units, and to undertake the other duties and obligations arising under this Agreement, Lender represents and warrants as follows to the Company that:

4.1. Authorization. Lender has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as limited by laws relating to the enforceability of voting agreements and arrangements.

4.2. Purchase Entirely for Own Account. Lender hereby confirms, that the Series D Units to be received by Lender and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

4.3. Disclosure of Information. Lender believes it has received all the information it considers necessary or appropriate for deciding whether to accept the Series D Units. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Series D Units and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Lender to rely thereon.

4.4. Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Units. Lender also represents it has not been organized for the purpose of acquiring the Series D Units.

4.5. Accredited Investor. Lender is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

4.6. Restricted Securities. Lender understands that the Securities it is acquiring are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4, provided and to the extent this Section, the Investors’ Rights Agreement and the Voting Agreement, and such agreements are then applicable, and:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

4.8. Legends. It is understood that the certificates evidencing the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

5. Events of Default. The occurrence of any of the following shall, at the option of Lender, be an Event of Default under this Agreement:

5.1. The Company’s failure to pay any obligation owing under the Note when due;

5.2. The representations and warranties of the Company made herein are false or misleading in any material respects;

5.3. The Company’s failure to comply with any of the other provisions of the Note or this Agreement not otherwise specifically addressed in this Article 5 within twenty (20) days’ written notice to the Company from Lender.

6. Default Costs. Should an Event of Default occur, the Company will pay to Lender all costs and expenses (including reasonable attorney’s fees) reasonably incurred by the Lender for the purpose of enforcing its rights hereunder.

7. Remedies Upon Default.

7.1. General. Upon any Event of Default, Lender may pursue any remedy available at law, or in equity to collect, enforce or satisfy any Obligations then owing.

7.2. Remedies. Upon any Event of Default, Lender shall have the right to pursue any of the following remedies separately, successively or simultaneously:

(i) Declare all obligations under the Note to be immediately due and payable;

(ii) File suit and obtain judgment; and

(iii) Pursue any other remedy available at law or in equity.

8. Miscellaneous.

8.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Delaware.

8.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and Lender at the respective addresses set forth on the signature page hereof or at such other address as the Company or Lender may designate by ten (10) days advance written notice to the other Party.

8.6. Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Upon Lender’s request, the Company shall reimburse Lender for all costs and expenses that Lender incurs, including, without limitation, attorneys’ fees and expenses, with respect to the negotiation, execution, delivery and performance of this Agreement

8.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Lender.

8.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.9. Entire Agreement. This Agreement and the Note constitute the entire agreement among the Parties with respect to the matters set forth herein, and neither Party shall be liable or bound to the other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

8.10. Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the Party which prevails in such dispute by enforcing the provisions of this Agreement shall be entitled to recover from the non-prevailing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.11. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by the other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Lender’s part of any breach, default or noncompliance under this Agreement or any waiver on such Party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law, or otherwise afforded to any party, shall be cumulative and not alternative.

8.12. WAIVER OF TRIAL BY JURY. THE COMPANY AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE OR THIS AGREEMENT OR ANY ACTS OR OMISSIONS OF THE COMPANY OR LENDER OR THEIR OFFICERS, EMPLOYEES OR AGENTS IN CONNECTION THEREWITH.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

The parties have signed this Loan and Unit Issuance Agreement as of the day and year first set forth above.

“THE COMPANY”

GREAT BASIN SCIENTIFIC, INC.,
a Delaware corporation

By:	/s/ Ryan Ashton Ryan Ashton
Its:	President & CEO

Address:	2441 South 3850 West #A West Valley City, Utah 84120

“LENDER”

SPRING FORTH INVESTMENTS, LLC
a Utah limited liability company

/s/ David Spafford
By:	David Spafford
Its:	Manager

Address:	2750 Creek Crossing Lane Holladay, Utah 84121